Exhibit 10.11(b)
HORACE MANN SERVICE CORPORATION
EXECUTIVE SEVERANCE PLAN

SCHEDULE A PARTICIPANTS

NAME OR TITLE		EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO		May 16, 2013

TIER II PARTICIPANTS
EVP and CFO		May 23, 2017
EVP, Life & Retirement		March 22, 2012
EVP, Property & Casualty		July 1, 2015

TIER III PARTICIPANTS
SVP, Field Operations and Distribution		August 13, 2015**

*Subject to acceptance within 30 days of effective date of participation.
**On April 13, 2017, the Company announced that Kelly Stacy, head of field operations, was leaving the Company effective April 21, 2017.
Mr. Stacy’s responsibilities were absorbed by existing members of the management team.

Last updated: May 23, 2017